Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of Plymouth Industrial REIT, Inc. of our report dated February 26, 2021 relating to the financial statements and the financial statement schedule, which appears in Plymouth Industrial REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA
June 11, 2021